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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a party other than the Registrant / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/X/  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-12

                         Del Global Technologies Corp.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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[LOGO] DEL GLOBAL TECHNOLOGIES


                                    IMPORTANT


May 06, 2003


Dear Valued Shareholder:


We are writing to provide you with relevant information about your investment in Del Global Technologies and to ask for your support at our upcoming Annual Meeting of Shareholders on May 29.

As you know, Steel Partners II, L.P. has commenced a hostile proxy contest to gain control of your Company's Board of Directors. In our opinion, Steel Partners is a "vulture" fund with a well-deserved reputation as a corporate raider. Your Board believes that Steel's hand-picked slate of nominees has a single purpose: to serve its own short-term interests and not represent the best long-term interests of ALL Del Global shareholders.

In previous correspondence, we highlighted the significant progress your new management team has taken since assuming leadership of Del Global two years ago. These efforts have enabled us to bring integrity back to the business, to settle major litigation, and to repair a corporate governance structure that was clearly broken. In short, we have accomplished a major turnaround of your Company and are taking significant steps to enhance value for ALL Del Global shareholders.

We believe that your Board's nominees are five highly qualified individuals, each of whom brings outstanding industry and leadership credentials to your Company. Furthermore, consistent with the best practices of good corporate governance, the positions of Chairman and Chief Executive Officer are separate, and each of the Board committees is comprised of only independent Directors. With your support, these experienced business people will chart the future direction of Del Global.

   WE STRONGLY URGE YOU TO REJECT STEEL PARTNERS' NOMINEES BY VOTING FOR DEL'S
              DIRECTOR NOMINEES ON THE ENCLOSED WHITE PROXY CARD.

We are pleased to tell you that a majority of the problems of the past have been resolved. YOUR NEW MANAGEMENT AND BOARD OF DIRECTORS REPRESENT A CLEAN BREAK FROM THE PAST AND HAVE RESTORED INTEGRITY TO THE BUSINESS. We can now focus on a promising future - a future in which Del Global is strategically positioned for accelerated growth and enhanced value for all shareholders.


                      One Commerce Park, Valhalla, NY 10595
                      914-686-3600        www.delglobal.com

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Letter to Shareholders                                                         2
May 06, 2003

DEL MEDICAL SYSTEMS IS NOW STRATEGICALLY POSITIONED TO:

     >> Extend our reach into select geographical markets - Asia, South America, Eastern Europe - by strengthening local relationships within independent dealers, the World Health Organization and Ministries of Health

     >> Improve sales and margins through Direct Digital product offerings for new systems sales, and full range low-cost digital upgrades to our extensive installed base worldwide

     >> Expand and improve our product portfolio through engineering improvements, new products and platforms, partnerships, licensing and acquisitions

     >> Continue to strengthen our "price-to-performance" market leadership position through lean manufacturing and highly responsive customer service

DEL POWER CONVERSION IS NOW STRATEGICALLY POSITIONED TO:

     >> Focus engineering and sales activities in high growth markets - security, medical, semiconductor, defense, and energy

     >> Accelerate our design-to-market cycle by deepening design partnerships with OEMs, by leveraging product platform engineering development and by improving manufacturing capability

     >> Expand into select geographic regions - including Europe and Japan - by developing OEM partnerships

TODAY, YOUR BOARD BELIEVES THAT DEL GLOBAL TECHNOLOGIES HAS REACHED A SIGNIFICANT TURNING POINT AND HAS ESTABLISHED STRONG PERFORMANCE MOMENTUM. WE BELIEVE THE BEST WAY TO CONTINUE THIS MOMENTUM, AND TO ENHANCE THE VALUE OF YOUR INVESTMENT, IS TO ELECT OUR DIRECTOR NOMINEES BY VOTING THE WHITE PROXY CARD TODAY.

As mentioned earlier in this letter, a dissident shareholder group, Steel Partners II, L.P., has begun a hostile proxy contest for control of your Company. Steel Partners has a track record of acquiring stock in troubled or recovering companies, vilifying incumbents, lobbying for Board seats and control, and then using its position on the Board to carve up the company. Typically, after they have stripped a company of value, they liquidate their holdings and move on.

While no premium is due to shareholders in a contested election of Directors, we believe that un-checked, STEEL PARTNERS WILL FOLLOW ITS NORMAL PRACTICE, AND DEL GLOBAL SHAREHOLDERS MAY FAIL TO REALIZE THE LONGER-TERM VALUE THAT CAN RESULT FROM OUR TURNAROUND.

You may already have received a mailing from Steel Partners. We urge you to discard it. We believe that Steel Partners has nothing of substance to offer you, Del Global's shareholders. Nowhere in Steel Partners' proxy materials is there a business plan to build

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Letter to Shareholders                                                         3
May 06, 2003


shareholder value by growing the Company. We believe Steel's nominees will simply support Steel's short-term interests and not the interests of other shareholders.

YOUR BOARD OF DIRECTORS OPPOSES STEEL PARTNERS' PROXY SOLICITATION. WE STRONGLY
    URGE YOU TO REJECT STEEL PARTNERS' NOMINEES BY VOTING FOR DEL'S DIRECTOR
                   NOMINEES ON THE ENCLOSED WHITE PROXY CARD.


On Behalf of the Board of Directors,

Sincerely,

/s/ Samuel E. Park

Samuel E. Park
President and Chief Executive Officer

Statements about future results made in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. The Company cautions that these statements are not guarantees of future performance. They involve a number of risks and uncertainties that are difficult to predict including, but not limited to, the ability of the Company to implement its business plan, management changes, changing industry and competitive conditions, obtaining anticipated operating efficiencies, securing necessary capital facilities, favorable determinations in various legal and regulatory matters and favorable general economic conditions. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company's filings with the Securities and Exchange Commission.

Del Global filed with the Securities and Exchange Commission a definitive proxy statement relating to the solicitation of proxies with respect to the Del Global 2003 Annual Meeting of Shareholders. Del Global will file with the Commission, and may file other proxy solicitation materials. Investors and security holders are urged to read the proxy statement and any other proxy solicitation materials (when they become available) because they will contain important information. Del Global and the Directors and certain of the executive officers of Del Global may be deemed to be participants in the solicitation of proxies in respect of electing the Board of Directors of Del Global at the 2003 Annual Meeting of Shareholders. Additional information with respect to the beneficial ownership of those executive officers and Directors of Del Global common stock is set forth in the definitive proxy statement filed by Del Global with the Commission. Investors and security holders may obtain a free copy of the preliminary proxy statement and other documents filed by Del Global with the Commission at the Commission's website at http://www.sec.gov. You may also access a copy of Del Global's definitive proxy statement by accessing http://www.delglobal.com. In addition, you may obtain a free copy of the definitive proxy statement by contacting Georgeson Shareholder Communications, Inc. toll free at (800) 545-1782 (banks and brokers call collect at (212) 440-9800).

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Letter to Shareholders                                                         4
May 06, 2003

                                  HOW TO VOTE:


          YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES
                                    YOU OWN

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1.   If your shares are registered in your own name, please sign, date and mail the enclosed WHITE Proxy Card to Georgeson Shareholder Communications Inc. in the postage paid envelope provided today.

2. If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a WHITE Proxy Card with respect to your shares and only after receiving your specific instructions. Accordingly, please sign, date and mail the enclosed WHITE Proxy Card in the postage-paid envelope provided, and to ensure that your shares are voted, you should also contact the person responsible for your account and give instructions for a WHITE Proxy Card to be issued representing your shares.

3. After signing the enclosed WHITE Proxy Card do not sign or return the Gold proxy card. Remember - only your latest dated proxy will determine how your shares are to be voted at the meeting. IF YOU VOTED A GOLD PROXY CARD AND WANT TO CHANGE YOUR VOTE, YOU CAN DO SO NOW BY SENDING IN THIS WHITE PROXY CARD.

4. If you have any questions or need further assistance in voting your shares, please contact our proxy solicitor.




                          [LOGO] GEORGESON SHAREHOLDER
                           17 State Street, 10th Floor
                               New York, NY 10004
                        Banks and Brokers (212) 440-9800
                   SHAREHOLDERS CALL TOLL FREE (800) 545-1782
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